Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated February 15, 2000, included in this Form 10-KSB in the previously filed Registration Statement of TeraGlobal Communications Corp. and subsidiaries on Form S-8 (File No. 333-79685, effective May 28, 1998).

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 17, 2000